SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

MUST HAVES, INC.
(Name of Registrant as Specified In Its Charter)

not applicable
(Name of Person(s) Filing Information statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

Common Stock
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$ per share as determined under Rule 0-11(c)1 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:

$
	(5)	Total fee paid:

$

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

MUST HAVES, INC.

1507 Presidential Way

North Miami Beach, Florida 33179

Telephone 305-469-4178

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

October 5, 2009

Dear Shareholder:

This information statement is being furnished to the shareholders of Must Haves, Inc. in lieu of a Special Meeting in connection with the proposals (“Proposals”) below:

•	to amend our Articles of Incorporation to effectuate a 1-for-4 reverse split of our outstanding common stock; and

•	to increase our authorized common stock from 10,000,000 shares to 100,000,000 shares and our preferred stock from 1,000,000 to 10,000,000 shares.

This information statement is being sent in lieu of a special meeting. Must Haves, Inc. has adopted the Proposals discussed in this information statement by the written consent of stockholders holding a majority of the voting power of Must Haves, Inc.’s common stock.

Must Haves, Inc.’s Board of Directors approved and recommended, pursuant to a written consent dated September 18, 2009, that the Proposals be accepted. Must Haves, Inc.’s stockholders holding a majority of the voting power approved the Proposals, pursuant to a written consent dated September 18, 2009. The foregoing actions increasing the authorized capital of the Company will become effective no earlier than twenty (20) calendar days after this information statement is sent or given to all persons who are holders of record of the Company’s common stock on September 18, 2009. The action to effect a reverse split of the Company’s common stock will become effective after the increase to the authorized capital, but in no event earlier than twenty (20) days after the information is sent or given to all persons who are holders of record of the Company’s common stock on September 18, 2009. If the Proposals were not adopted by written consent, it would have been required to be considered by Must Haves, Inc.’s stockholders at a special or annual stockholders’ meeting convened for the specific purpose of approving the Proposals.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by Section 607.0704 of the Florida Business Corporation Act (the “FBCA”) and Must Haves, Inc.’s bylaws, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposals as early as possible in order to accomplish the purposes of Must Haves, Inc., the board of directors of Must Haves, Inc. voted to utilize the written consent of stockholders holding a majority of the voting power of the Must Haves, Inc.

Stella Gostfrand beneficially owning in the aggregate 3,850,000 shares of common stock, representing approximately 77% of the voting power of Must Haves, Inc., gave her written consent to the Proposals described in this information statement on September 18, 2009. It is proposed that this information statement will be first sent to the stockholders on or about October 6, 2009. The record date established by Must Haves, Inc. for purposes of determining the number of outstanding shares of common stock, and thus the voting power, is September 18, 2009 (the “Record Date”).

Must Haves, Inc. is distributing this information statement to its stockholders in full satisfaction of any notice requirements it may have under the FBCA. No additional action will be undertaken by Must Haves, Inc. with respect to the receipt of the written consents.

Sincerely,

/s/ Stella Gostfrand
Stella Gostfrand
President

QUESTIONS AND ANSWERS ABOUT THE AMENDMENTS TO OUR ARTICLES OF

INCORPORATION

The following is a summary of certain information contained elsewhere in this information statement. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this information statement and in the attached Appendices. You are urged to review the entire information statement carefully. References in this Summary and throughout the information statement to “we,” “us,” “Must Haves, Inc.” or the “Company” refer to Must Haves, Inc.

Q:	WHY ARE WE SENDING OUR SHAREHOLDERS THIS INFORMATION STATEMENT?

A: Must Haves, Inc. is mailing this information statement in lieu of a special meeting to notify its shareholders that the following Proposals have been adopted by majority written consent:

•	to amend our Articles of Incorporation to effectuate a 1-for-4 reverse split of our outstanding common stock; and

•	to increase our authorized common stock from 10,000,000 shares to 100,000,000 shares and our preferred stock from 1,000,000 to 10,000,000 shares.

Approval of the amendments to our Articles of Incorporation required the affirmative vote of at least a majority of all issued and outstanding shares of Must Haves, Inc. common stock. 3,850,000 shares of common stock owned by our President, Stella Gostfrand, which are approximately 77% of the total number of outstanding shares of Must Haves, Inc.’s common stock, were voted in favor of the Proposals.

Q:	WHY IS MUST HAVES, INC. PROPOSING THE AMENDMENTS TO THE ARTICLES OF INCORPORATION?

A: Must Haves, Inc. is proposing the amendments to the Articles of Incorporation to provide for what management believes is a more appropriate capital structure and in the best interests of our shareholders at this time.

Q:	ARE DISSENTERS’ RIGHTS AVAILABLE AND HOW DO I EXERCISE THEM?

A: No.

Q:	WHAT DO I NEED TO DO NOW?

A: This information statement contains important information regarding the amendments to our Articles of Incorporation. We urge you to read this information statement carefully, including the appendices, and to consider how the Articles of Amendment affect you as a shareholder.

Q:	DO I VOTE?

A: No. The Proposals have already been approved. We are not asking you for a proxy.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions regarding the matters discussed in this information statement or if you would like additional copies of this information statement, you should call Must Haves, Inc.’s corporate offices at (305) 469-4178.

MARKET FOR COMMON STOCK

Must Haves, Inc.’s common stock is not currently quoted or listed for trading.

THE INFORMATION STATEMENT

General

This information statement is being furnished to shareholders of Must Haves, Inc. in lieu of a special meeting of shareholders in connection with the following Proposals:

•	to amend our Articles of Incorporation to effectuate a 1-for-4 reverse split of our outstanding common stock; and

•	to increase our authorized common stock from 10,000,000 shares to 100,000,000 shares and our preferred stock from 1,000,000 to 10,000,000 shares.

Must Haves, Inc.’s Board of Directors approved and recommended, pursuant to a written consent dated September 18, 2009, that the Proposals be accepted. Must Haves, Inc.’s stockholders holding a majority of the voting power approved the Proposals, pursuant to a written consent dated September 18, 2009. The foregoing actions increase the authorized capital of the company will become effective no earlier than twenty (20) calendar days after this information is sent or given to all persons who are holders of record of the Company’s common stock on September 18, 2009. The action to effect a reverse split of the Company’s common stock will become effective after the increase to the authorized capital, but in no event earlier than twenty (20) days after the information is sent or given to all persons who are holders of record of the Company’s common stock on September 18, 2009. If the Proposals was not adopted by written consent, it would have been required to be considered by Must Haves, Inc.’s stockholders at a special or annual stockholders’ meeting convened for the specific purpose of approving the Proposals.

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by Section 607.0704 of the Florida Business Corporation Act (the “FBCA”) and Must Haves, Inc.’s bylaws, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposals as early as possible in order to accomplish the purposes of Must Haves, Inc., the board of directors of Must Haves, Inc. voted to utilize the written consent of stockholders holding a majority of the voting power of the Must Haves, Inc.

Stella Gostfrand beneficially owning an aggregate of 3,850,000 shares of common stock, representing approximately 77% of the voting power of Must Haves, Inc., gave her written consent to the Proposals described in this information statement on September 18, 2009. It is proposed that this information statement will be first sent to the stockholders on or about October 6, 2009. The record date established by Must Haves, Inc. for purposes of determining the number of outstanding shares of common stock, and thus the voting power, is September 18, 2009 (the “Record Date”).

Must Haves, Inc. is distributing this information statement to its stockholders in full satisfaction of any notice requirements it may have under the FBCA. No additional action will be undertaken by Must Haves, Inc. with respect to the receipt of the written consents.

OUTSTANDING VOTING STOCK OF MUST HAVES, INC.

As of the Record Date, there were 4,975,000 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Stella Gostfrand has voted an aggregate of 3,850,000 shares of common stock in favor of the Proposals, which represents approximately 77% of the voting power of Must Haves, Inc.’s common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date, with respect to (i) each person known to Must Haves, Inc. to be the beneficial owner of more than 5% of Must Haves, Inc.’s common stock; (ii) each officer and director of Must Haves, Inc.; (iii) each person intending to file a written consent to the adoption of the Proposals; and (iv) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to Must Haves, Inc. by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 1507 Presidential Way, North Miami Beach, Florida 33179.

Name and Address	Number of Beneficially Owned Shares	Percentage of Outstanding Shares Beneficially Owned
Stella Gostfrand	3,850,000	77%

Robert Stein 5150 Genesta Avenue Encino, CA 91316	500,000	10%

Officers and Directors as a Group (1 person)	3,850,000	77%

PROPOSAL ONE:

APPROVAL OF AMENDMENT TO THE ARTICLES OF

INCORPORATION TO EFFECTUATE A 1-FOR-4 REVERSE STOCK SPLIT

Overview

Our Board of Directors and holders of a majority of our common stock have approved an Amendment to the Company’s Articles of Incorporation to effect a 1-for-4 reverse stock split whereby every 4 shares of the Company common stock outstanding will be combined and reduced into one share of the Company common stock. A copy of the proposed Certificate of Amendment is attached as Appendix A to this information statement. Must Haves, Inc. shareholders are urged to read the Articles of Amendment carefully as it is the legal document that governs the amendment of the Company’s Articles of Incorporation.

By approving these Proposals, the Company’s shareholders will authorize the Company’s Board of Directors to file this Amendment with the Secretary of State of the State of Florida. The reverse stock split will become effective upon filing of the Amendment.

Reasons for the Reverse Stock Split

Must Haves, Inc. is proposing the amendments to the Articles of Incorporation to provide for what management believes is a more appropriate capital structure. In the opinion of our Board of Directors the reverse stock split is advisable in the best interests of our shareholders for an appropriate capitalization of the Company at this time.

Effects of the Reverse Stock Split

After the Effective Date of the proposed reverse stock split, each shareholder will own a reduced number of shares of the Company common stock. The proposed reverse stock split will affect all of the Company’s existing shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of the Company’s shareholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of the Company common stock will not be affected by the proposed reverse stock split, other than as a result of the rounding of fractional shares as described below.

The number of authorized shares and shareholders of record will not be affected by the proposed reverse stock split. The proposed reverse stock split by itself will not affect the rights of shareholders or any shareholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares. This will increase significantly the ability of the Company’s Board of Directors to issue authorized and unissued shares without further shareholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act.

Effective Date

The proposed reverse stock split will become effective immediately as of the date of filing of Articles of Amendment to the Company’s Articles of Incorporation with the office of the Secretary of State of the State of Florida. Except as explained below with respect to fractional shares, on the Effective Date of the reverse stock split, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new shares of common stock in accordance with reverse stock split ratio determined by the Company’s Board of Directors within the limits set forth in this Proposals.

Rounding of Fractional Shares

No fractional shares of common stock will be issued as a result of the proposed reverse stock split, nor will shareholders who otherwise would be entitled to receive fractional shares receive cash for such fractional shares. Instead, any fractional shares shall be rounded to the nearest whole share. The Company’s Board of Directors has determined that the amount to be paid for fractional shares, based on the current low book value and trading price of the Company common stock, would be nominal, and that the small benefit to shareholders would be outweighed by the cost and time required to make such payments.

Exchange of Stock Certificates

As soon as practicable after the Effective Date, shareholders will be notified that the reverse split has been affected. The Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Shareholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Accounting Consequences

The proposed reverse stock split will not affect the par value of the Company common stock. As a result, on the Effective Date of the reverse stock split, the stated capital on the Company balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio selected by the Company’s Board of Directors in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company common stock will be increased because there will be fewer shares of the Company common stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Dissenters’ Rights

Under the FBCA, the Company’s shareholders are not entitled to dissenters’ rights with respect to the proposed Amendment to the Company’s Articles of Incorporation to affect the reverse stock split, and the Company will not independently provide the Company’s shareholders with any such rights.

Certain Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split. The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, treasury regulations promulgated under the Code, Internal Revenue Service, or IRS, rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

The Company has not sought and will not seek any rulings from the IRS or opinions from counsel with respect to the United States federal income tax consequences discussed below. The discussion below does not in any way bind the IRS or the courts or in any way constitute an assurance that the United States federal income tax consequences discussed herein will be accepted by the IRS or the courts. The tax treatment of a shareholder may vary depending on such shareholder’s particular situation or status. This discussion is limited to shareholders who hold their common stock as capital assets and it does not address aspects of United States federal income taxation that may be relevant to stockholders who are subject to special treatment under United States federal income tax laws, such as dealers in securities, financial institutions, insurance companies, tax-exempt entities, persons holding common stock as part of a hedge, straddle or other risk reduction transaction, and persons that are subject to loss disallowance rules with respect to their common stock. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations or the alternative minimum tax.

HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Consequences to the Company Shareholders who receive Common Stock in the Reverse Stock Split

The Company intends to treat the exchange of new common stock for existing common stock in the reverse stock split as a recapitalization under Section 368(a)(1)(E) of the Code. Accordingly, a shareholder who receives only new common stock in exchange for the shareholder’s existing common stock should not recognize taxable gain or loss as a result of the reverse stock split, should have a tax basis in its common stock received in the reverse stock split equal to its tax basis in its existing common stock, and should include its holding period in its existing common stock in its holding period for the new common stock received in the reverse stock.

PROPOSAL TWO:

AMEND ARTICLES OF INCORPORATION TO INCREASE IN AUTHORIZED STOCK

By written consents dated September 18, 2009, the holders of a majority of our voting capital stock, approved an Amendment to our Articles of Incorporation to increase our authorized shares of common stock from 10,000,000 shares to 100,000,000 shares and our preferred shares from 1,000,000 to 10,000,000. The form of Amendment to the Articles of Incorporation is attached as Appendix B to this Information Statement.

Current Capitalization

Common Stock

We currently have authorized 10,000,000 shares of common stock, of which 4,975,000 shares were issued and outstanding to approximately 48 shareholders as of September 18, 2009. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders and do not have cumulative voting rights. We have not paid, nor declared, any cash dividends since inception and do not intend to declare any such dividends in the foreseeable future. Upon liquidation, dissolution or winding up of the Company, holders of common stock will be entitled to share ratably in all of our assets that are legally available for distribution, after payment of all debts and other liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

We have 1,000,000 shares as preferred stock that our Board is authorized to issue in series and, by filing a certificate pursuant to the applicable law of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. We have no shares of preferred stock designated.

Securities Authorized for Issuance under Equity Compensation Plans

No shares are reserved and no awards are currently issued or outstanding under equity compensation plans.

Reasons for the Increase to Authorized Capital

The Company has a limited number of authorized, but unissued shares of its common and preferred stock available for issuance. The additional shares of authorized stock provided for in the Amendment to increase our authorized capital may be used by the Company, from time to time, as the need may arise, to issue securities in connection with (i) future opportunities for expanding the Company’s business through investments or acquisitions; (ii) equity financing; (iii) for other purposes the Board of Directors may determine to be appropriate and in furtherance of the business objectives of the Company. Authorized but unissued shares of common and preferred stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company’s shareholders, except as otherwise required by the Florida Business Corporation Act. As of this date, the Company has no written plans, proposals or arrangements to issue the additional authorized shares of common and preferred shares, except as provided for in this Information Statement.

Effect of Increase to Authorized Capital

The increase in authorized capital does not affect the number of shares of stock presently outstanding, nor does it affect the number of shares that you own.

Therefore, the increase in our authorized capital will have the following effects upon the shares of our common and preferred stock outstanding and the number of authorized and unissued shares of our common and preferred stock:

•

The number of shares of common stock we are authorized to issue will increase from 10,000,000 shares to 100,000,000 shares and the number of shares of preferred stock we are authorized to issue will increase to from 1,000,000 shares to 10,000,000 shares;

•	The par value of our common stock will remain the same; and

•	The number of shares of common stock owned by each shareholder will remain the same.

Certain Federal Income Tax Consequences

The Company believes that there are no federal income tax consequences to the holders as of the record date of our common stock as a result of the Amendment to increase our authorized capital. However, the Company’s beliefs regarding the tax consequence of the increase to our authorized capital are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. Shareholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the Amendment to increase our authorized capital.

Approval of the Amendment to Increase Authorized Capital

The close of business on September 18, 2009, has been fixed by the Board of Directors as the record date for purposes of determining the shareholders of record who are entitled to receive notice of the Amendment of the Articles of Incorporation to increase the Company’s authorized capital.

On September 18, 2009, the Company’s Board of Directors and its majority shareholders unanimously approved the Amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s common and preferred stock. Adoption of the Amendment to the Articles of Incorporation requires the approval of the Company’s shareholders holding not less than a majority of the Company’s issued and outstanding common stock.

Section 607.0704 of the Florida Business Corporation Act and our Bylaws provide that, unless otherwise provided in the Company’s Articles of Incorporation, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without a vote if the action is taken by holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

If the Amendment had not been adopted by written consent in lieu of a meeting by the shareholders holding a majority of the voting power of the Company, the Amendment would have been required to be considered by the Company’s shareholders at a special or annual shareholders’ meeting convened for the specific purpose of approving the Amendment. In order to eliminate the costs and management’s time involved in holding a special meeting and in order to effect or ratify the Amendment as early as possible in order to accomplish the purposes of the Company as described herein, the Board of Directors of the Company voted to use the written consent of the shareholders holding a majority of the voting power of the Company.

CERTAIN INFORMATION CONCERNING MUST HAVES, INC.

Additionally, the SEC maintains a Web site that contains all documents Must Haves, Inc. has previously filed with the SEC. The address of the site is www.sec.gov.

By Order of the Board of Directors

MUST HAVES, INC.

/s/ Stella Gostfrand
Stella Gostfrand
Chief Executive Officer

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

MUST HAVES, INC.

Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the President of Must Haves, Inc., a Florida corporation bearing Document No. P04000041568 (the “Corporation”), does hereby submit these Articles of Amendment to the Corporation’s Amended and Restated Articles of Incorporation as follows:

FIRST: Article III of the Corporation’s Amended and Restated Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“ARTICLE III

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be One Hundred Ten Million (110,000,000), of which:

(i) One Hundred Million (100,000,000) shares shall be designated Common Stock, no par value. Each issued and outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders;

(ii) Ten Million (10,000,000) shares shall be designated Preferred Stock. The Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, shall be authorized to divide and establish any or all of the unissued shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.”

SECOND: The foregoing amendment was adopted pursuant to written consent of the sole director dated September 18, 2009, and by written consent of the holders of a majority of the issued and outstanding shares of the common stock of the Corporation dated September 18, 2009. Therefore, the number of votes cast for the Amendment to the Corporation’s Amended and Restated Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned, has executed these Articles of Amendment to the Corporation’s Amended and Restated Articles of Incorporation this             , 2009.

Stella Gostfrand, President

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

MUST HAVES, INC.

Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the President of Must Haves, Inc., a Florida corporation bearing Document No. P04000041568 (the “Corporation”), does hereby submit these Articles of Amendment to the Corporation’s Amended and Restated Articles of Incorporation as follows:

FIRST: Article III of the Corporation’s Amended and Restated Articles of Incorporation is hereby amended by adding the following paragraph after paragraph (ii):

“Upon the filing of this Certificate of Amendment to the Amended and Restated Articles of Incorporation (the “Effective Time”), each share of the Corporation’s common stock, no par value (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one fourth (1/4th) of a share of common stock, no par value, of the Corporation (the “New Common Stock”). Any stock certificate that immediately prior to the Effective Time represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the new Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by one fourth (1/4th) (the “Reverse Stock Split”). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split, rather, the holder of each such fractional share shall be entitled to receive one full share.”

SECOND: The foregoing amendment was adopted pursuant to written consent of the sole director dated September 18, 2009, and by written consent of the holders of a majority of the issued and outstanding shares of the common stock of the Corporation dated September 18, 2009. Therefore, the number of votes cast for the Amendment to the Corporation’s Amended and Restated Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned, has executed these Articles of Amendment to the Corporation’s Amended and Restated Articles of Incorporation this             , 2009.

Stella Gostfrand, President